EXHIBIT 12

                         THE BEAR STEARNS COMPANIES INC.
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                        (IN MILLIONS, EXCEPT FOR RATIOS)

                                               (Unaudited)
                                             Three months Ended
                                        ---------------------------
                                        February 29,   February 28,
                                           2008           2007
                                        ------------   ------------
Earnings before taxes on income         $        153   $        835
                                        ------------   ------------
Add:  Fixed Charges
         Interest                              1,948          2,316
         Interest factor in
           rents                                  20             16
                                        ------------   ------------
    Total fixed charges                        1,968          2,332
                                        ------------   ------------
Earnings before fixed charges and
    taxes on income                     $      2,121   $      3,167
                                        ============   ============

Preferred stock dividend requirements   $          7   $          8
Total combined fixed charges and
    preferred stock dividends           $      1,975   $      2,340
                                        ============   ============

Ratio of earnings to fixed charges               1.1            1.4
                                        ------------   ------------
Ratio of earnings to combined fixed
    charges and preferred stock
    dividends                                    1.1            1.4
                                        ------------   ------------

                                                                   Fiscal Year Ended
                                        ------------------------------------------------------------------------
                                        November 30,   November 30,   November 30,   November 30,   November 30,
                                           2007           2006           2005           2004           2003
                                        ------------   ------------   ------------   ------------   ------------
Earnings before taxes on income         $        193   $      3,147   $      2,207   $      2,022   $      1,772
                                        ------------   ------------   ------------   ------------   ------------
Add:  Fixed Charges
         Interest                             10,206          7,324          4,141          1,609          1,401
         Interest factor in
           rents                                  73             55             45             37             36
                                        ------------   ------------   ------------   ------------   ------------
    Total fixed charges                       10,279          7,379          4,186          1,646          1,437
                                        ------------   ------------   ------------   ------------   ------------
Earnings before fixed charges and
    taxes on income                     $     10,472   $     10,526   $      6,393   $      3,668   $      3,209
                                        ============   ============   ============   ============   ============

Preferred stock dividend requirements   $         17   $         33   $         37   $         42   $         48
Total combined fixed charges and
    preferred stock dividends           $     10,296   $      7,412   $      4,223   $      1,688   $      1,485
                                        ============   ============   ============   ============   ============

Ratio of earnings to fixed charges               1.0            1.4            1.5            2.2            2.2
                                        ------------   ------------   ------------   ------------   ------------
Ratio of earnings to combined fixed
    charges and preferred stock
    dividends                                    1.0            1.4            1.5            2.2            2.2
                                        ------------   ------------   ------------   ------------   ------------